UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2018

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

(d) Effective as of October 1, 2018, the Board of Directors (the “Board”) of Burlington Stores, Inc. (the “Company”) elected Jessica Rodriguez as a Class II member of the Board, which class will stand for re-election at the 2021 annual meeting of the Company's stockholders.   Ms. Rodriguez was also appointed to serve as a member of the Nominating and Corporate Governance Committee.

Ms. Rodriguez will participate in the standard independent, non-management director compensation arrangements for fiscal 2018 described in the proxy statement for the Company’s 2018 annual meeting of stockholders under the caption entitled "Director Compensation."  There is no arrangement or understanding between Ms. Rodriguez and any other persons pursuant to which Ms. Rodriguez was selected as a director. There are no transactions in which Ms. Rodriguez has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The public announcement regarding the election of Ms. Rodriguez was made by means of a press release on October 1, 2018, the text of which is set forth in Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: October 1, 2018